Exhibit 99.1

For Immediate Release

NeoPhotonics Announces Preliminary Financial Results for the Fourth Quarter

SAN JOSE, Calif. -January 14, 2019 - NeoPhotonics Corporation (NYSE: NPTN), a leading designer and manufacturer of optoelectronic solutions for the highest speed communications networks in telecom and datacenter applications, today announced preliminary fourth quarter results which reflect recent developments including the end-of-life of certain client transceiver modules, a legal settlement and the signing of a definitive agreement to sell its manufacturing operations in Russia.

The Company has announced the end-of-life of certain client transceiver modules and therefore will discontinue the manufacture and sale of those products after completing last time production runs through May 2019. This will result in approximately $3.5 million in charges for inventory and asset write-downs in the fourth quarter of 2018 and accelerated depreciation of approximately $3.0 million, to be amortized over the final production during the first and second quarters of 2019. These products contributed approximately $10 million of revenue in 2018.

Further, the Company has entered into an agreement to settle its lawsuit with Lestina International, Ltd. with a cash payment of $2.2 million. The expense will be recognized in the fourth quarter of 2018. As disclosed in the Company’s recent 10-Q filings, the lawsuit is pursuant to a purchase commitment for materials related to the product assets sold by one of our foreign subsidiaries to APAT Optoelectronics Components Co., Ltd. in January 2017.

Additionally, the Company has entered into a definitive agreement to sell its manufacturing operations in Russia for approximately book value. This is consistent with the financials disclosed in the Company’s 10-Q filing for the quarter ended September 30, 2018.

Taken together, these actions are expected to reduce cost of goods sold by an amount approximately equivalent to one percentage point of non-GAAP gross margin beginning in the first quarter of 2019.

Including these factors, preliminary results for the quarter ended December 31, 2018 are anticipated as follows:

•	Revenue is expected to be in the range of $90 to $92 million, compared to the previously announced expectation of $87 to $92 million

•	Gross margin of approximately 24%-25%, compared to the previous expectation of 22%-26%

•	Non-GAAP gross margin of 27% to 29%, compared to a previous expectation of 24%-28%

•	Total restructuring and other charges of approximately $5.7 million, including restructuring costs, inventory write-downs and legal settlement expenses

•	Diluted Net loss per share of $0.18 to $0.15, inclusive of restructuring charges

•	Non-GAAP earnings per share in the range of $0.00 to earnings of $0.04.

“As a Company, we remain committed to our core capabilities, including our industry leading coherent components and solutions for data center interconnect and telecommunications systems,” said Tim Jenks, Chairman and CEO of NeoPhotonics. “These actions will complete our move from module to component level solutions for client network applications and will further increase our focus on our more profitable, industry leading platforms for 400 Gigabits/sec to beyond 1 Terabit/sec on a single wavelength, in which our advanced hybrid photonic integration technology provides the highest value,” concluded Mr. Jenks.

Revised Outlook for the Quarter Ending December 31, 2018

	GAAP	Non-GAAP
Revenue	$90 to $92 million
Gross Margin	24%-25%	27%-29%
Earnings per share	Net loss $0.18 to $0.15	Net Income $0.00 to $0.04

The Non-GAAP revised outlook for the fourth quarter of 2018 excludes the impact of the litigation settlement of $2.2 million, the expected restructuring charges of $1.0 million of assets, end-of-life inventory write-downs of $2.6 million, the anticipated impact of stock-based compensation of approximately $3.6 million, of which $0.8 million is estimated for cost of goods sold, amortization of acquisition related intangibles and other disposition related costs of $0.3 million.

Non-GAAP and Adjusted EBITDA Measures vs. GAAP Financial Measures

The Company’s non-GAAP and adjusted EBITDA measures exclude certain GAAP financial measures. These non-GAAP financial measures differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. For forward-looking information, the Company provides reconciliations to comparable GAAP measures in relation to non-GAAP financial measures to the extent available unless to do so would require unreasonable efforts. For the projected improvement to non-GAAP gross margin beginning in the first quarter of 2019 referenced above, a reconciliation to the comparable forward-looking GAAP measure is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that would impact the most directly comparable forward-looking GAAP measure, that have not yet occurred, are out of the Company’s control and/or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information.

The Company uses these non-GAAP financial measures to analyze its operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons. NeoPhotonics believes that these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

About NeoPhotonics

NeoPhotonics is a leading designer and manufacturer of optoelectronic solutions for the highest speed communications networks in telecom and datacenter applications. The Company’s products enable cost-effective, high-speed data transmission and efficient allocation of bandwidth over communications networks. NeoPhotonics maintains headquarters in San Jose, California and ISO 9001:2000 certified engineering and manufacturing facilities in Silicon Valley (USA), Japan and China. For additional information visit www.neophotonics.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements about the following topics: final fourth quarter financial results, future financial results, benefits of the restructuring actions, demand for the Company’s high-speed products, and the Company’s market position. Forward-looking statements are subject to certain risks and uncertainties that could cause the actual results to differ materially. Those risks and uncertainties include, but are not limited to, such factors as: the Company’s reliance on a small number of customers for a substantial portion of its revenues; market growth in China and other key countries; U.S.-China trade relations, possible reduction in or volatility of customer orders or delays in shipments of products to customers; timing of customer drawdowns of vendor-managed inventory; potential governmental trade actions; possible disruptions in the supply chain or in demand for the Company’s products due to industry developments; the ability of the Company's vendors and subcontractors to supply or manufacture the Company's products in a timely manner; ability of the Company to meet customer demand; volatility in utilization of manufacturing operations and manufacturing costs; reductions in the Company’s rate of new design wins, and/or the rate at which design wins go into production, and the rate of customer acceptance of new product introductions; potential pricing pressure that may arise from changing supply or demand conditions in the industry; the impact of any previous or future acquisitions or divestitures of assets and related product lines; challenges involving integration of acquired businesses and utilization of acquired technology; the discontinuance or end of life of certain other products; market adoption, revenue growth and margins of acquired products; changes in demand for the Company's products; the impact of competitive products and pricing and alternative technological advances; the accuracy of estimates used to prepare the Company's financial statements and forecasts; the timely and successful development and market acceptance of new products and upgrades to existing products; the difficulty of predicting future cash needs; the nature of other investment opportunities available to the Company from time to time; the Company’s operating cash flow; changes in economic and industry projections; a decline in general conditions in the telecommunications equipment industry or the world economy generally; and the effects of seasonality. For further discussion of these risks and uncertainties, please refer to the documents the Company files with the SEC from time to time, including the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2018. All forward-looking statements are made as of the date of this press release, and the Company disclaims any duty to update such statements.

NeoPhotonics Corporation
Beth Eby, Chief Financial Officer
+1-408-895-6086
ir@neophotonics.com

Sapphire Investor Relations, LLC
Erica Mannion, Investor Relations
+1-617-542-6180
ir@neophotonics.com
©2019 NeoPhotonics Corporation. All rights reserved. NeoPhotonics and the red dot logo are trademarks of NeoPhotonics Corporation. All other marks are the property of their respective owners.

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